U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K



Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report  October 17, 1995



GENERAL PARCEL SERVICE, INC.
(Exact Name of Small Business Issuer in Its Charter)


State of Florida
(State or Other Jurisdiction of Incorporation)


33-30123-A			          	       59-2576629

(Commission File Number)       (I.R.S. Employer Identification No.)



8923 Western Way, Suite 22     Jacksonville, FL    32256
(Address of Principal Executive Offices)         (Zip Code)

(904) 363-0089
(Registrant's Telephone Number)



Item # 4:	Changes in Registrant's Certified Accountant

On October 17, 1995, Coopers & Lybrand L.L.P. resigned as auditors for the Registrant. The auditor's reports for the last two fiscal years did not contain adverse opinions or disclaimers of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants has not been passed upon by the Board of Directors. There were no disagreements with Coopers and Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.



SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


GENERAL PARCEL SERVICE, INC.
By: E. Hoke Smith, Jr., President

Date: October 17, 1995